UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2007

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 2, 2007, Hines REIT Properties, L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company"), acquired a 50% indirect interest in Cargo Center Dutra II (the "Property"), an industrial property located in Rio de Janeiro, Brazil. The Property consists of four industrial buildings that were constructed in 2001-2007. The buildings contain 693,116 square feet of rentable area that is 97% leased. DHL Exel, a global carrier, leases 191,005 square feet or approximately 28% of the Property’s rentable area, under a lease that expires in September 2007. Schio, a Brazilian carrier, leases 181,047 square feet or approximately 26% of the Property’s rentable area, under a lease that expires in December 2010. Rapidão Cometa, a Brazilian carrier, leases 132,540 square feet or approximately 19% of the Property’s rentable area, under a lease that expires in May 2008.The remaining lease space is leased to three industrial tenants, none of which leases more than 10% of the building’s rentable area.

The net contract purchase price for the Property was approximately $103.7 million BRL (approximately $55.1 million USD on the closing date), exclusive of transaction costs and working capital reserves. The Operating Partnership’s share of the purchase price and expenses related to the transaction, approximately $27.6 million USD, was funded using proceeds from the Company's current public offering.

In connection with the acquisition of the Property, Hines REIT expects to pay its advisor, Hines Advisors Limited Partnership, an affiliate of Hines Interests Limited Partnership ("Hines"), approximately $138,000 USD in cash acquisition fees. Likewise, the profits interest in the Operating Partnership owned by an affiliate of Hines will increase as a result of the acquisition.

The Operating Partnership acquired its interest in the Property through a joint venture with HCB Interests II LP ("HCB"). The joint venture is in the form of a Delaware limited liability company governed by an Amended and Restated Limited Liability Company Agreement (the "LLC Agreement"). The Operating Partnership and HCB each own a 50% interest in the joint venture. HCB is an investment vehicle organized by Hines and CalPERS to make real estate investments in Brazil.

HCB is the managing member responsible for day-to-day operations of the joint venture. However, Hines REIT has various approval rights and must approve certain major decisions of the joint venture including, but not limited to:

• the direct or indirect sale of any interest in the Property;

• any financing or other indebtedness incurred by the joint venture and the creation of any lien or encumbrance on the Property;

• annual plans and budgets for the joint venture and Property; and

• any new lease at the Property.

Other than transfers to affiliates, neither the Operating Partnership nor HCB can transfer any interest in the joint venture without the consent of the other party. At any time after July 2, 2011, either party may instigate a buy-sell procedure. When exercising this right, the instigating party establishes a value for the joint venture and the non-instigating party may elect to either sell its interest to the instigating party, or buy the instigating party's interest, at a price based on such valuation. Additionally, if HCB ceases to be advised by an affiliate of Hines prior to July 2, 2011, the Operating Partnership may instigate the buy-sell procedure within 120 days of such event. HCB has a similar right if the Operating Partnership is not advised by an affiliate of Hines.

The Property will be managed by Hines Do Brasil Empreendimentos, LTDA, an affiliate of Hines ("Hines Brazil"), under a Property Management Agreement between Hines Brazil and the entity formed in Brazil to own the Property (the "Owner," a wholly-owned subsidiary of the joint venture). Under this agreement, Hines Brazil will direct, supervise, manage, operate, maintain and repair the Property in accordance with the guidelines and directions of Owner. Owner will pay Hines Brazil certain fees, including the fees listed below, and reimburse Hines Brazil for various expenses it incurs in connection with managing the Property. The Property Management Agreement and the LLC Agreement provide that HCB and the Operating Partnership will each ultimately pay different fees to Hines Brazil. Fees incurred by Hines REIT to Hines Brazil include:

• a property management fee equal to the lesser of 2.5% of its share (currently 50%) of gross monthly collections from the Property or the amount that can be passed through to tenants (subject to a 2.0% minimum fee);

• A leasing fee of up to 4.0% of its share of gross rent payable under each lease signed during the term of the agreement for the first 10 years and 2% for any years thereafter. If third party brokers are involved in the execution of any such leases (whether representing a tenant or the joint venture), these fees may be shared with such third parties; and

• reimbursements of personnel cost for accounting for the joint venture and other fees and expense reimbursements customarily paid to Hines by the Company in consideration for the leasing, operation and management of its other properties.

In connection with the formation of the joint venture, Hines REIT, Hines and Hines International Real Estate Holdings Limited Partnership ("Hines International") entered into an agreement whereby Hines and Hines International agreed that all conflict of interest transactions involving the joint venture and Hines or any of its affiliates, as well as any claims for indemnity by Hines or any of its affiliates, must be approved in accordance with applicable provisions of the Articles of Incorporation of Hines REIT.

The Operating Partnership is entitled to special distributions under the LLC Agreement to ensure that it bears the proper amount of fees under the Property Management Agreement. If the Operating Partnership does not receive special distributions from the joint venture for any reason to make it whole for directly or indirectly bearing fees paid under the Property Management Agreement by Owner to Hines Brazil (or any other affiliate of Hines or Hines International) in excess of those set forth above, Hines agreed in a separate agreement with the Company that it will reimburse the Operating Partnership for any such excess fees paid, or indirectly borne, by the Operating Partnership.

The Property Management Agreement may be terminated by the Owner or Hines Brazil without cause at any time upon at least 30 days’ prior written notice if the joint venture is dissolved. The Owner may terminate the Property Management Agreement at any time for "cause" (as such term is defined in the agreement). Hines Brazil may terminate the Property Management Agreement, after 30 days notice, upon a default by the Owner under the agreement. Otherwise, the agreement terminates upon the sale, transfer or other disposition of the Property by the Owner.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

July 11, 2007	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary